Exhibit 99.1

Callaway Golf Company Provides Business Update And Increases Financial Outlook

CARLSBAD, Calif., Sept. 7, 2021 /PRNewswire/ -- Callaway Golf Company (the "Company" or "Callaway") (NYSE: ELY) today provided a business update and increased its financial outlook for the third quarter and full year 2021.

"I am very pleased with how our teams are navigating the rapidly changing business environment resulting from COVID-19 and its many variants," commented Chip Brewer, President and Chief Executive Officer of Callaway. "The updated guidance we are providing today reflects not only the continued overperformance and strength of our diversified portfolio but also our operational flexibility, which is allowing us to adapt and react as business conditions change. While our visibility into the remainder of the year remains murky, our revised guidance reflects the best information we have about the short-term disruption to our supply chain and the continued momentum of our businesses. Looking ahead to 2022 and beyond, we are excited about the strong growth embedded within our unique platform of businesses and are committed to unlocking additional long-term value for our shareholders."

The Company's increased financial outlook is primarily attributable to the following:

  Mitigation of Supply Chain Disruption. The Company has been able to mitigate a significant portion of the third quarter Vietnam supply chain disruption by shifting some production capacity to non-Vietnam suppliers. Based upon further information from its suppliers, the Company now estimates that the remaining risk related to the Vietnam supply chain has shifted from the third quarter to the fourth quarter. The amount by which the fourth quarter will be impacted will depend upon when, and at what pace, the supply chain in Vietnam reopens. The Company has included in its guidance today its current estimates of the supply chain disruption.
  Overperformance. The Company's Topgolf business, particularly its walk-in and social events business, performed ahead of expectations in July and August and the Company's TravisMathew and Jack Wolfskin apparel businesses exhibited continued brand momentum with both brands exceeding expectations in the first two months of the third quarter. Demand in the golf equipment business has also remained strong. With more supply than originally expected, the Golf Equipment business is expected to outperform prior guidance for the balance of the year.
  Deferred Operating Expenditures. With the increase in the Delta variant, the Company plans to defer a portion of its planned operating expenditures in the second half of 2021 to 2022, including delayed hiring of planned positions, travel and some event-based marketing expenses.

Updated Business Outlook
The Company emphasized that it has limited visibility into the balance of the year due to the continued impact of COVID-19 and its variants on the Company's businesses and supply chain. The third quarter and full year 2021 projections set forth below are based on the Company's best estimates at this time. These estimates assume no further significant disruption to the Company's operations or supply chain due to the pandemic or otherwise.

Full Year 2021 Estimates*

(in millions)	Current Full Year 2021 Estimate	Previous Full Year 2021 Estimate	Full Year 2020 Results	Full Year 2019 Results
Net Revenue	$3,065 – $3,095	$3,025 – $3,055	$1,590	$1,701
Adjusted EBITDA	$370 – $390	$345 – $360	$163	$210

*Due to the timing of the Topgolf acquisition on March 8, 2021, Callaway's reported full year financial results will only include 10 months of Topgolf results in 2021 and therefore will not include January and February results which were in the aggregate $142.9 million in revenue and $2.3 million in Adjusted EBITDA.

Third Quarter 2021 Estimates

(in millions)	Current Q3 2021 Estimate	Previous Q3 2021 Estimate	Q3 2020 Results	Q3 2019 Results
Net Revenue	$850 – $860	$775 – $790	$476	$426
Adjusted EBITDA	$105 – $110	$51 – $58	$87	$57

Non-GAAP Information

The GAAP financial measures contained in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP financial measures, the Company has provided certain non-GAAP financial information as follows:

Adjusted EBITDA. The Company provides information about its results excluding interest, taxes, depreciation and amortization expenses, non-cash stock compensation expense, non-cash lease amortization expense, and certain non-recurring and non-cash items, including those referenced below.

Non-Recurring and Non-cash Adjustments. The Company provided information excluding certain non-cash amortization of intangibles and other assets related to the Company's acquisitions, non-recurring transaction and transition costs related to acquisitions, other non-recurring costs and non-cash adjustments. In 2021, forecasted non-recurring costs include (i) costs related to the merger and integration with Topgolf, (ii) a $253 million non-cash gain recognized on the Company's pre-merger equity position in Topgolf, and (iii) costs related to the implementation of new IT systems. Non-recurring costs in 2020 include (i) costs associated with the merger with Topgolf, (ii) severance costs related to the Company's COVID cost-reduction initiatives, (iii) costs related to the Company's transition to its new North American Distribution Center, and (iv) costs associated with the implementation of a new IT system for Jack Wolfskin, in addition to a non-cash impairment charge of $174 million related to the Jack Wolfskin goodwill and trade name. Non-recurring costs in 2019 include transaction and transition costs and the recognition of a foreign currency contract loss related to a hedge on the purchase price of Jack Wolfskin, and consulting costs to address an activist investor. In 2020 and 2021, non-cash amortization expense includes the amortization of the debt discount related to the Company's convertible notes issued in May 2020.

The Company has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business with regard to these items. The Company has provided reconciling information in the attached schedules.

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, performance, prospects, or growth opportunities, including statements relating to the Company's and Topgolf's financial outlook for the full year and third quarter of 2021 (including revenue, Adjusted EBITDA and operating expenditures), continued impact of the COVID-19 pandemic on the Company's business and the Company's ability to improve and recover from such impact, impact of any measures taken to mitigate the effect of the pandemic, strength, demand and availability of the Company's products and services, continued brand momentum, demand for golf and outdoor apparel, continued investments in the business, operational flexibility, ability to mitigate the impact from supply chain disruptions, increases in long-term shareholder value, post-pandemic consumer trends and behavior, future industry and market conditions, the benefits of the Topgolf merger, including the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of the Company, Topgolf or the combined company, and statements of belief and any statement of assumptions underlying any of the foregoing, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "estimate," "could," "should," "intend," "may," "plan," "seek," "anticipate," "project" and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns, including disruptions to business operations from additional regulatory restrictions in response to the COVID-19 pandemic (such as travel restrictions, government-mandated shut-down orders or quarantines) or voluntary "social distancing" that affects employees, customers and suppliers; costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the Topgolf merger in the expected timeframes or at all; production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions, particularly the uncertainty related to the duration and ongoing impact of the COVID-19 pandemic, and related decreases in customer demand/spending and ongoing increases in operating and freight costs and supply constraints; the Company's level of indebtedness; continued availability of credit facilities and liquidity and ability to comply with applicable debt covenants; effectiveness of capital allocation and cost/expense reduction efforts; continued brand momentum and product success; growth in the direct-to-consumer and e-commerce channels; ability to realize the benefits of the continued investments in the Company's business; consumer acceptance of and demand for the Company's and its subsidiaries' products and services; cost of living and inflationary pressures; any changes in U.S. trade, tax or other policies, including restrictions on imports or an increase in import tariffs; future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases, including expanded outbreak of COVID-19 and its variants, on the economy generally, on the level of demand for the Company's and its subsidiaries' products and services or on the Company's ability to manage its operations, supply chain and delivery logistics in such an environment; delays, difficulties or increased costs in the supply of components or commodities needed to manufacture the Company's products or in manufacturing the Company's products; and a decrease in participation levels in golf generally, during or as a result of the COVID-19 pandemic. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2020 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf Company
Callaway Golf Company (NYSE: ELY) is an unrivaled tech-enabled golf company delivering leading golf equipment, apparel and entertainment, with a portfolio of global brands including Callaway Golf, Topgolf, Odyssey, OGIO, TravisMathew and Jack Wolfskin. Through an unwavering commitment to innovation, Callaway manufactures and sells premium golf clubs, golf balls, golf and lifestyle bags, golf and lifestyle apparel and other accessories, and provides world-class golf entertainment experiences through Topgolf, its wholly-owned subsidiary. For more information please visit www.callawaygolf.com, www.topgolf.com, www.odysseygolf.com, www.OGIO.com, www.travismathew.com, and www.jack-wolfskin.com.

Investor Contacts
Brian Lynch
Lauren Scott
(760) 931-1771
invrelations@callawaygolf.com

CALLAWAY GOLF COMPANY 2021 Adjusted EBITDA Guidance Reconciliation to GAAP (Unaudited) (In millions)

	Three Months Ended September 30, 2021	Twelve Months Ended December 31, 2021

Net income	$11 - $14	$249 -$ 265

Adjusted EBITDA(1)	$105 - $110	$370 - $390

(1) Adjusted EBITDA excludes the following from forecasted net income: Interest expense, taxes, depreciation and amortization expense, non-cash stock compensation expense, non-cash lease amortization expense, transaction and transition costs associated with the merger with Topgolf completed on March 8, 2021, the recognition of a $252.5 million gain to step-up the Company's former investment in Topgolf to its fair value in connection with the merger, and expenses related to the implementation of new IT systems for Jack Wolfskin. A forecast of each of these line items is not available without unreasonable efforts due to the variability of many of these items and the inability to predict them with certainty. Accordingly, we have not provided a further reconciliation of Adjusted EBITDA to GAAP net income by line item.

CALLAWAY GOLF COMPANY Non-GAAP Reconciliation and Supplemental Financial Information (Unaudited) (In thousands)

	2020 Adjusted EBITDA					2019 Adjusted EBITDA
	Quarter Ended					Quarter Ended
	March 31,	June 30,	September 30,	December 31,		March 31,	June 30,	September 30,	December 31,
	2020	2020	2020	2020	Total	2019	2019	2019	2019	Total
Net income (loss)	$28,894	$(167,684)	$52,432	$(40,576)	$(126,934)	$48,647	$28,931	$31,048	$(29,218)	$79,408
Interest expense, net	9,115	12,163	12,727	12,927	46,932	9,639	10,260	9,545	9,049	38,493
Income tax provision (benefit)	9,151	(7,931)	5,360	(7,124)	(544)	9,556	7,208	2,128	(2,352)	16,540
Depreciation and amortization expense	8,997	9,360	10,311	10,840	39,508	7,977	9,022	8,472	9,480	34,951
JW goodwill and trade name impairment	—	174,269	—	—	174,269	—	—	—	—	—
Non-cash stock compensation expense	1,861	2,942	3,263	2,861	10,927	3,435	3,530	2,513	3,418	12,896
Non-cash lease amortization expense	264	207	(99)	(76)	296	(140)	(9)	(36)	(120)	(305)
Acquisitions & other non-recurring costs, before taxes(1)	1,516	5,856	2,858	8,607	18,837	13,986	6,939	3,009	4,090	28,024
Adjusted EBITDA	$59,798	$29,182	$86,852	$(12,541)	$163,291	$93,100	$65,881	$56,679	$(5,653)	$210,007

(1) Acquisitions and other non-recurring costs for the year ended December 31, 2020 include (i) costs associated with the Topgolf merger of $8.5 million, consisting of legal, professional and SEC filing fees; (ii) $5.6 million of severance related to the Company's cost reduction initiatives in response to the COVID-19 pandemic; (iii) costs related to the Company's transition to its new North America Distribution Center; and (iv) IT consulting costs related to the implementation of new IT systems for Jack Wolfskin. These amounts exclude any depreciation or amortization, which has been presented in a separate line above.

Acquisitions and other non-recurring costs for the year ended December 31, 2019 include (i) $4.7 million of transaction costs associated with the acquisition of Jack Wolfskin, including banker's fees, legal fees, consulting and travel expenses; (ii) $5.5 million of costs associated with transitioning and reporting on the Jack Wolfskin business, including consulting fees, audit fees for SEC reporting requirements and valuation services associated with preparing Jack Wolfskin's opening balance sheet; (iii) the recognition of a $3.9 million foreign currency exchange loss primarily related to the re-measurement of a foreign currency contract established to mitigate the risk of foreign currency fluctuations on the purchase price of Jack Wolfskin, which was denominated in Euros; and (iv) consulting fees to address an activist investor. These amounts exclude any depreciation or amortization, which has been presented in a separate line above.